Exhibit 5

                                GAMMAGE & BURNHAM
                    A Professional Limited Liability Company
                                ATTORNEYS AT LAW
                            TWO NORTH CENTRAL AVENUE
                                   18TH FLOOR
                             PHOENIX, ARIZONA 85004


                                 August 9, 2002
                                                        Telephone (602) 256-0566
                                                        Facsimile (602) 256-4475

Knowledge Foundations, Inc.
7852 Colgate Avenue
Westminster, CA  92683
Attn:  Board of Directors

      Re: Registration Statement on Form S-4

Dear :

      In connection with the registration by Knowledge Foundations, Inc. (the "Company"), on Form S-4 (the "Registration Statement") providing registration under the Securities Act of 1933, as amended, of 19,680,150 shares of Common Stock, we are furnishing the following opinion as counsel to the Company.

      We have examined such corporate records, certificates of public officials and officers of the Company, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

      Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that (i) the 19,680,150 shares of Common Stock of the Company when issued and sold in accordance with the transactions described in the Registration Statement, and in accordance with the securities laws of the various states in which they may be issued, will be validly issued, fully paid and nonassessable.

      As counsel to the Company, we hereby consent to the reference to this firm under the caption "Legal Matters" contained in the Prospectus which is part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                  Very truly yours,

                                                  GAMMAGE & BURNHAM


                                                  /s/ Gammage & Burnham